SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549
                            ---------------------

                           SCHEDULE 14A INFORMATION
                               Proxy Statement
                  (Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934)
                            -----------------------

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]        Preliminary Proxy Statement
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Materials Pursuant to Rule 240.14a-11(c) or Rule
           240.14a-12

                             ENGLE HOMES, INC.
               (Name of Registrant as specified in its Charter)

                             ENGLE HOMES, INC.
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).
[ ]        $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

                      (1) Title of each class of securities to which transaction applies:

                      (2) Aggregate number of securities to which transaction applies:

                      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
               Rule 0-11:1

                      (4)       Proposed maximum aggregate value of
                                transaction:

                      (5)       Total Fee paid:

[ ]        Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                      (1)       Amount Previously Paid:

                      (2)       Form, Schedule or Registration No.:

                      (3)       Filing Parties:

                      (4)       Date Filed:

                               ENGLE HOMES, INC.
                              ------------------

               123 N.W. 13th Street, Boca Raton, Florida  33432


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on February 27, 1997
                          ----------------------------

To the Shareholders
of Engle Homes, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Engle Homes, Inc., a Florida corporation (the "Company"), will be held at 11:00 a.m., local time, on Thursday, February 27, 1997, at the Company's offices located at 123 N.W. 13th Street. Suite 300, Boca Raton, Florida for the following purposes:

     (1) To elect five members to the Company's Board of Directors to hold office until the Company's 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on January 20, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                            By Order of the Board of Directors



                                            ALEC ENGELSTEIN
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Boca Raton, Florida
January 23, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                        OF
                                 ENGLE HOMES, INC.

                                ------------------

                                 PROXY STATEMENT
                                ------------------

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Engle Homes, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Thursday, February 27, 1997, or at any adjournment(s) or postponement(s) thereof ("the Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is January 24, 1997. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, and its telephone number is
(561) 391-4012.

                           INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.


                              PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     (1) The election of five members to the Company's Board of Directors to serve until the Company's 1998 Annual
             Meeting of Shareholders or until their successors are duly elected and qualified;

     (2) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the five nominees for director named below. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                   OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      The Board of Directors has set the close of business on January 20, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice and to vote at the Annual Meeting. As of the Record Date, there were 6,929,200 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition of the matter unless such other matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by Proxy will not be considered as shares present at the Annual Meeting, and will not be considered to have cast votes on any matters addressed at the Annual Meeting.
                                 SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by (i) each of the "Named Executive Officers" (as defined below in "Executive Compensation - Summary Compensation Table"), (ii) each other director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock.

                                                              Percent of
                                Amount and Nature            Outstanding
Name of Beneficial Owner:     of Beneficial Ownership(1)        Shares
------------------------      --------------------------     --------------
Alec Engelstein                    3,186,655 (2)                 44.4%
Harry Engelstein                     745,219 (3)                 10.6%
John A. Kraynick                      40,000 (4)                   *
Lawrence R. Shawe                     40,500 (5)                   *
Paul M. Leikert                        6,300 (6)                   *
Henry H. Fishkind, Ph.D                1,400                       *
Ronald J. Korn                        11,000 (7)                   *
All directors and executive
  officers as a group (8 persons)  4,364,799 (8)                 59.1%
Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202       1,044,200 (9)                 15.1%
Guardian Life Insurance Company
  of America
  201 Park Avenue South
  New York, New York 10003           403,909(10)                  5.4%
-------------
<TABLE/>
 *         Less than 1%
(1)     Unless otherwise indicated, amounts are as of December 31, 1996 and each person has sole voting and investment power with respect to such  shares.
(2)     Includes 232,468 shares held of record by Sheila Engelstein, Alec
        Engelstein's wife, and 256,000 shares issuable upon exercise of outstanding options.
(3)     Includes 103,000 shares issuable upon exercise of outstanding options.
(4)     Includes 38,000 shares issuable upon exercise of outstanding options.
(5)     Includes 38,000 shares issuable upon exercise of outstanding options.
(6)     Includes 4,000 shares issuable upon exercise of outstanding options.
(7)     Includes 5,000 shares subject to issuance upon conversion of the
        Company's 7% Convertible Subordinated Notes.
(8)     Includes an aggregate of 453,000 shares issuable upon exercise of outstanding options, 5,000 shares issuable upon  conversion of the
        Company's 7% Convertible Subordinated Notes and 300,950 shares held in irrevocable trusts for the benefit of Alec Engelstein's and Harry
        Engelstein's children and grandchildren.  David Shapiro or his wife, is a trustee of such trusts with shared voting and dispositive power.
(9)     The indicated amount is as of December 31, 1995 and includes
        1,044,200 shares of Common Stock beneficially owned by Heartland
        Advisors, Inc. ("Heartland Advisors").  Heartland Advisors has sole dispositive power over 933,100 such shares. This disclosure of
        Heartland Advisors' beneficial ownership is based solely upon information set forth in Heartland Advisors' Schedule 13G dated
        February  15, 1996.
(10)    The indicated amount is as of December 31, 1995 and includes 403,909 shares subject to issuance upon conversion of $5.65 million in aggregate principle amount of the Company's 7% Convertible Subordinated
        Notes beneficially owned by Guardian Life Insurance Company of America
        ("Guardian").  Guardian has sole voting and dispositive power over all such shares.
        This disclosure of Guardian's beneficial ownership is based solely upon information set forth in Guardian's Schedule 13G dated February
        14,1996.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's directors and executive officers, and persons who own more than 10 percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners have been complied with.


                          ELECTION OF DIRECTORS; NOMINEES

     The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than nine, as determined in the matter provided by the Company's
Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at five the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1998 Annual Meeting of Shareholders or when his successor has been duly elected and qualified.

     Each of the current members of the Board of Directors has been nominated by the Company to be re-elected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.


                                 MANAGEMENT

Executive Officers and Directors

     The executive officers and directors of the Company are as follows:

Name                     Age      Position with Company
----                     ---      ---------------------
Alec Engelstein           67      Chairman of the Board, President and Chief
                                  Executive Officer
Harry Engelstein          62      Executive Vice President, Chief Construction
                                  Officer and Director
John A. Kraynick          42      Senior Vice President and Director
Lawrence R. Shawe         41      Vice President, Sales and Marketing
David Shapiro             41      Vice President, Finance and Chief Financial
                                  Officer
Paul M. Leikert           41      Vice President, Chief Accounting Officer
Henry H. Fishkind, Ph.D   47      Director
Ronald J. Korn            56      Director

     Alec Engelstein, a co-founder and Chairman of the Board of the Company, has served as its President and Chief Executive Officer since its organization in August 1982. Alec Engelstein has over 34 years of experience in the homebuilding industry and has been actively engaged as a homebuilder in southeast Florida since 1969.

     Harry Engelstein, a co-founder and director of the Company and Alec
Engelstein's brother, has served as Executive Vice President and Chief
Construction Officer since the Company's inception in August 1982.  Harry
Engelstein has over 29 years of experience in home construction.

     John A. Kraynick has served as a Vice President of the Company since
August 1986 and was appointed Senior Vice President in July 1991. Mr. Kraynick is responsible for administrative matters and coordinating the Company's compliance with Federal, state and local regulatory requirements. Mr. Kraynick has over 18 years of experience in the homebuilding industry.

     Lawrence R. Shawe has served as the Company's Vice President, Sales and
Marketing since April 1986. Mr. Shawe joined the Company in April 1984 and since such time has been responsible for the Company's sales and marketing efforts. Mr. Shawe has over 16 years of experience in the homebuilding industry.

     David Shapiro joined the Company in June 1991, has served as the Company's
Chief Financial Officer since July 1991, and was appointed Vice President,
Finance in October 1991. From January 1986 until June 1991, he served as vice president of a privately held retail clothing company located in West Palm
Beach, Florida.  David Shapiro is Alec Engelstein's son-in-law.

     Paul M. Leikert has served as the Vice President, Chief of Accounting since March 1994 and in January of 1995, was appointed Vice President, Chief
Accounting Officer. Mr. Leikert is a certified public accountant and has over 12 years of experience in the homebuilding industry.

     Henry H. Fishkind, Ph.D., has served as a director of the Company since
October 1991 and is a member of the Compensation and Audit Committees of the Board of Directors. Dr. Fishkind has served as President of Fishkind &
Associates, Inc., an economic and financing consulting firm based in Orlando, Florida, since 1988. From January 1984 until December 1987, Dr. Fishkind served as president of M.G. Lewis Econometrics, Inc., the research subsidiary of an investment banking firm based in Winter Park, Florida. Dr. Fishkind also serves as editor of Econocast, a quarterly economic forecast, since
1984, as a director of the ABT family of mutual funds, registered investment companies, from 1986 through 1995, and as a director of Summit Properties, a NYSE REIT from March 1995 to present.

     Ronald J. Korn, chairman of the Compensation and Audit Committees of the Board of Directors, has served as a director of the Company since October 1991.
Since July 1991, Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn
Interiors, Inc., an interior design firm.  From August 1985 until June 1991,
Mr. Korn served as the managing partner of the Miami office of KPMG Peat
Marwick, a nationally recognized firm of independent public accountants.  Since
December 1995, Mr. Korn has been a director of Vacation Break USA, Inc., which develops, markets, operates and finances vacation ownership interest in premium resort properties, the common shares of which are traded on the NASDAQ National
Market System. Mr. Korn also serves as a director of Magicworks Entertainment, Inc., since December 1996 which acquires domestic and international stage and ancillary rights to theatrical productions, the common shares of which are traded on the Nasdaq National Market.

     There are no arrangements or understandings with respect to the selection of officers or directors.

Meetings and Committees of the Board of Directors

     During the Company's fiscal year ended October 31, 1996, the Company's
Board of Directors held four meetings and took certain actions by written consent. During the 1996 fiscal year, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

     Messrs. Fishkind and Korn and the current members of the Audit Committee, which held two meetings during the 1996 fiscal year. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

     Messrs. Fishkind and Korn are the current members of the Compensation
Committee, which held one meeting during the 1996 fiscal year.  The
Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock option plan.

Director Compensation

     The Company pays each director who is not an employee an annual retainer of $12,000 and a $500 fee for each meeting of the Board of Directors attended.
The Company reimburses all directors for expenses incurred in connection with their activities as directors.


                               EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth, for the fiscal years ended October 31, 1996, 1995 and 1994, respectively, the aggregate compensation paid to the Company's Chief Executive Officer and the four other most highly compensated officers of the Company (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers").


                                                             Long term
                                                             Compensation
                                                             Number
Name and                 Fiscal    Annual Compensation (1)   of Options       All
Principal Position       Year      Salary       Bonus        Granted         Other
                                                                          Compensation
Alec Engelstein
 Chairman of the Board,   1996    $279,583     $175,000          -         $4,600
 President and Chief      1995    $266,667     $162,500        40,000      $1,500
 Executive Officer        1994    $222,981     $ 62,500          -         $1,500

Harry Engelstein
 Executive Vice President 1996    $213,500     $ 90,000          -         $2,675
 and Chief Construction   1995    $208,333     $ 86,250        20,000      $1,500
 Officer                  1994    $201,281     $ 37,500          -         $1,500

John A. Kraynick
 Senior Vice President    1996    $174,978     $ 90,000          -         $6,281
                          1995    $166,667     $ 67,500        20,000      $1,500
                          1994    $161,949     $ 75,000          -         $1,500

Lawrence R. Shawe
 Vice President, Sales &  1996    $199,800     $ 30,000          -         $5,836
 Marketing                1995    $183,067     $ 22,500        20,000      $1,500
                          1994    $189,484     $ 30,000          -         $1,500


Paul M. Leikert
 Vice President, Chief    1996    $137,250     $ 30,000          -         $6,300
 Accounting Officer       1995    $132,500     $ 22,500        10,000      $1,500
                          1994    $123,705     $ 20,000          -         $1,500

-------------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than 10% of the total of annual salary and bonus of such officer.



Aggregated Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers at the end of the 1996 fiscal year. No stock options were exercised by any of the Named Executive Officers during the 1996 fiscal year.

                                                          Value of Unexercised
                          Number of Unexercised                In-the-Money
                            Options at 1996                   Options at 1995
                            Fiscal Year End                   Fiscal Year End
                            Exercisable (E)                   Exercisable (E)
Name                       Unexercisable (U)                 Unexercisable (U)
------------               -----------------                 -----------------
Alec Engelstein              200,000 (E)                           $0 (E)
                              80,000 (U)                            0 (U)
Harry Engelstein              80,000 (E)                            0 (E)
                              35,000 (U)                            0 (U)
John A. Kraynick              28,000 (E)                            0 (E)
                              22,000 (U)                            0 (U)
Lawrence R. Shawe             28,000 (E)                            0 (E)
                              22,000 (U)                            0 (U)
Paul Leikert                   2,000 (E)                            0 (E)
                               8,000 (U)                            0 (U)

Long-Term Incentive and Pension Plans

     The Company does not have any long-term incentive or pension plans.

Compensation Committee Report on Executive Compensation

     The three primary components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) rewarding management for short and long term accomplishments, (iii) aligning the interests of management with those of the Company's shareholders, and (iv) relating management compensation to the achievement of Company goals and the Company's performance.

     Fiscal 1996 salary and bonus for the Company's executive officers were determined and approved by the Compensation Committee of the Company's Board of Directors in December 1995. No Stock Options were granted to any executive officers during fiscal 1996.

     The Compensation Committee's determination of fiscal 1996 salary and bonus for the Company's executive officers other than Alec Engelstein was made after reviewing and considering a number of factors, including each officer's level of job responsibility, each officer's level of performance (with respect to specific areas of responsibility and on an overall basis), achievement of Company goals, Company performance during the 1995 fiscal year, compensation levels at competitive companies, the Company's historical compensation levels, and the Chief Executive Officer's recommendations regarding fiscal 1996 compensation. Although Company performance was one of the factors considered, the Compensation Committee's decisions were based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance. The Compensation Committee's decisions were generally in accordance with the Chief Executive Officer's recommendations.

     The principal factor considered by the Compensation Committee in determining the fiscal 1996 salary and bonus for Alec Engelstein, the Chairman of the Board, President and Chief Executive Officer of the Company was the analysis of the compensation of chief executive officers of public companies within the homebuilding industry and public companies similar in size to the Company (and it was the view of the Committee that Alec Engelstein's combined fiscal 1996 salary and bonus was modest in comparison). The Compensation Committee also considered the Company's fiscal 1995 earnings and other performance measures in determining Alec Engelstein's salary and bonus, but there was no specific relationship or formula by which Mr. Engelstein's compensation was tied to Company performance.

                            Henry H. Fishkind, Ph.D
                            Ronald J. Korn

                            PERFORMANCE GRAPH


    The following graph compares the cumulative total shareholder return on the Company's Common Stock from January 21, 1992 through October 31, 1996, based on the market price of Common Stock and assuming reinvestment of dividends, with (i) the Nasdaq Stock Market index prepared by the Center for Research in Security Prices ("CRSP"), and (ii) CRSP's index for General Building Contractors, Residential Buildings (SIC Industry Group No. 152).

                      Comparison of Cumulative Total Return

                          01/21/92  10/30/92  10/29/93  10/31/94  10/31/95  10/31/96
                          --------  --------  --------  --------  --------  --------
Engle Homes, Inc.            100       78        98        73        76        62
CRSP Index for Nasdaq
Stock Market (US Companies)  100      101       129       130       176       208
CRSP Index for General
Building Contractors-
Residential Buildings        100       74       137        86        92        97


Notes:
            A. The table represents annual index levels derived from compounded daily returns that include all dividends.
            B. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
            C. The index level for all series was set to 100.0 on 01/21/92, the first trading day for the Common Stock of Engle Homes, Inc.

                              CERTAIN TRANSACTIONS

     In September 1989, the Company sold to Embassy Lakes Shopping Venture, a Florida general partnership (the "Venture"), a 16.8 acre parcel of land for approximately $5.1 million. The tract was acquired by the Company in October 1987 and had a book value of $4.3 million at the time of sale. Alec Engelstein and Harry Engelstein beneficially owned 24% and 16% of the Venture's partnership interests respectively. In connection with such sale, the Company took back a second mortgage in the amount of approximately $811,000. At October 31, 1995, the Company had deferred income of approximately $807,000 from the sale transaction. The Company effected the sale to the Venture primarily because of the Company's lack of expertise in developing large shopping plazas and management's desire to concentrate the Company's resources in the homebuilding operations. On October 25, 1996, the Venture sold the shopping center and the Company recognized the gain in accordance with generally accepted accounting principles. The mortgage balance of $671,758 was repaid in full upon the Venture's sale of the property.

      In March 1990, the Company sold twelve units in its Alahambra Court condominium project in Orlando, Florida to Spearhead Investment Corporation, ("Spearhead"), a Florida corporation now owned by David Shapiro, the Company's Vice President-Finance and Chief Financial Officer. Spearhead's $420,000 commercial first mortgage was guaranteed by the Company at the time of sale and such guaranty remains in effect. At October 31, 1996, the outstanding balance of such mortgage was $220,000.

In October 1991, in connection with the Company's initial public offering, the Company entered into a Registration Rights Agreement with the Company's principle shareholders, Alec Engelstein, Sheila Engelstein and Harry Engelstein (collectively the "Engelsteins"). Under such agreement, if the Company proposes to register any of its securities (other than in connection with employee benefit plans or under certain reclassifications, mergers, consolidations or acquisitions), the Company will be required to include in the filing, and to use its best efforts to register, the number of shares of Common Stock as to which such shareholders request registration. Such registration rights are subject to certain conditions and limitations, including the right of the Company to reduce pro rata the amount of Common Stock of such shareholder included in an underwritten public offering if the managing underwriter determines that the aggregate requested participation will adversely affect the offering or the offering price. The Company has agreed that, upon the request of Alec Engelstein (or his legal representative) at any time through January 1998, the Company will register all or any portion of the Common Stock owned by the Engelsteins.

During Fiscal 1996, Alec Engelstein, who owns $5.0 million principle amount of the Company's 11 3/4 % Senior Notes due 2000, received aggregate interest payments of $587,500 on such notes.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of BDO Seidman, LLP independent public accountants, served as the Company's independent public accountants for the fiscal year ended October 31, 1996. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year ending October 31, 1997. One or more of the representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


                                   OTHER BUSINESS

    The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                      INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than September 15, 1997.

                                             By Order of The Board of Directors



                                             ALEC ENGELSTEIN
                                             Chairman of the Board, President
                                             and Chief Executive Officer


Boca Raton, Florida
January 23, 1997